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                                                                    EXHIBIT 4.12


                             RETIREMENT SAVINGS PLAN

                                       OF

                             FOREST OIL CORPORATION














                             As Amended and Restated
                            Effective August 1, 2001


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                             RETIREMENT SAVINGS PLAN
                            OF FOREST OIL CORPORATION



                              W I T N E S S E T H :

         WHEREAS, Forest Oil Corporation, a New York corporation (the "COMPANY"), has heretofore adopted the Retirement Savings Plan of Forest Oil Corporation (the "PLAN");

         WHEREAS, the Company desires to restate the Plan and to amend the Plan in several respects, intending thereby to provide an uninterrupted and continuing program of benefits;

         NOW THEREFORE, the Plan is hereby amended and restated in its entirety as follows, with no interruption in time, effective as of August 1, 2001:

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                                                     TABLE OF CONTENTS



                                                                                                               PAGE
                                                                                                               ----
I.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1      DEFINITIONS.....................................................................................1

                  (1)      ACCOUNT(S).............................................................................1
                  (2)      ACT....................................................................................1
                  (3)      AFTER-TAX ACCOUNT......................................................................1
                  (4)      BEFORE-TAX ACCOUNT.....................................................................1
                  (5)      BEFORE-TAX CONTRIBUTIONS...............................................................1
                  (6)      BENEFIT COMMENCEMENT DATE..............................................................1
                  (7)      CODE...................................................................................1
                  (8)      COMMITTEE..............................................................................1
                  (9)      COMPANY................................................................................1
                  (10)     COMPANY STOCK..........................................................................1
                  (11)     COMPENSATION...........................................................................1
                  (12)     CONTROLLED ENTITY......................................................................3
                  (13)     DIRECT ROLLOVER........................................................................3
                  (14)     DIRECTORS..............................................................................3
                  (15)     DISTRIBUTEE............................................................................3
                  (16)     EFFECTIVE DATE.........................................................................3
                  (17)     ELIGIBLE EMPLOYEE......................................................................3
                  (18)     ELIGIBLE RETIREMENT PLAN...............................................................4
                  (19)     ELIGIBLE ROLLOVER DISTRIBUTION.........................................................4
                  (20)     EMPLOYEE...............................................................................4
                  (21)     EMPLOYER...............................................................................4
                  (22)     EMPLOYER CONTRIBUTION ACCOUNT..........................................................4
                  (23)     EMPLOYER CONTRIBUTIONS.................................................................5
                  (24)     EMPLOYER DISCRETIONARY CONTRIBUTIONS...................................................5
                  (25)     EMPLOYER MATCHING CONTRIBUTIONS........................................................5
                  (26)     EMPLOYER SAFE HARBOR CONTRIBUTIONS.....................................................5
                  (27)     EMPLOYMENT COMMENCEMENT DATE...........................................................5
                  (28)     ENTRY DATE.............................................................................5
                  (29)     EXECUTIVE COMMITTEE....................................................................5
                  (30)     FORCENERGY PARTICIPANT.................................................................5
                  (31)     FORCENERGY PLAN........................................................................5
                  (32)     HIGHLY COMPENSATED EMPLOYEE............................................................5
                  (33)     HOUR OF SERVICE........................................................................6
                  (34)     INVESTMENT FUND........................................................................6
                  (35)     LEASED EMPLOYEE........................................................................6
                  (36)     NORMAL RETIREMENT DATE.................................................................7
                  (37)     ONE-YEAR BREAK-IN-SERVICE..............................................................7
                  (38)     PARTICIPANT............................................................................7
                  (39)     PLAN...................................................................................7
                  (40)     PLAN YEAR..............................................................................7
                  (41)     ROLLOVER CONTRIBUTION ACCOUNT..........................................................7


                                                             (i)

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                  (42)     ROLLOVER CONTRIBUTIONS.................................................................7
                  (43)     TRUST..................................................................................7
                  (44)     TRUST AGREEMENT........................................................................7
                  (45)     TRUST FUND.............................................................................8
                  (46)     TRUSTEE................................................................................8
                  (47)     VESTED INTEREST........................................................................8
                  (48)     VESTING SERVICE........................................................................8
         1.2      NUMBER AND GENDER...............................................................................8
         1.3      HEADINGS........................................................................................8
         1.4      CONSTRUCTION....................................................................................8

II.      PARTICIPATION............................................................................................9
         2.1      ELIGIBILITY.....................................................................................9
         2.2      ELECTION TO BECOME A PARTICIPANT................................................................9

III.     CONTRIBUTIONS...........................................................................................10
         3.1      BEFORE-TAX CONTRIBUTIONS.......................................................................10
         3.2      EMPLOYER MATCHING CONTRIBUTIONS................................................................11
         3.3      RESTRICTIONS ON EMPLOYER MATCHING CONTRIBUTIONS................................................11
         3.4      EMPLOYER DISCRETIONARY CONTRIBUTIONS...........................................................11
         3.5      EMPLOYER SAFE HARBOR CONTRIBUTIONS.............................................................12
         3.6      RETURN OF CONTRIBUTIONS........................................................................12
         3.7      DISPOSITION OF EXCESS DEFERRALS AND EXCESS CONTRIBUTIONS.......................................12
         3.8      ROLLOVER CONTRIBUTIONS.........................................................................14

IV.      ALLOCATIONS AND LIMITATIONS.............................................................................15
         4.1      ALLOCATION OF CONTRIBUTIONS TO ACCOUNTS........................................................15
         4.2      APPLICATION OF FORFEITURES.....................................................................16
         4.3      VALUATION OF ACCOUNTS..........................................................................16
         4.4      LIMITATIONS AND CORRECTIONS....................................................................16

V.       INVESTMENT OF ACCOUNTS..................................................................................19
         5.1      INVESTMENT OF ACCOUNTS.........................................................................19
         5.2      COMPANY STOCK..................................................................................19
         5.3      PASS-THROUGH VOTING OF COMPANY STOCK...........................................................20
         5.4      RESPONSE TO TENDER OFFER.......................................................................20

VI.      RETIREMENT BENEFITS.....................................................................................22
         6.1      RETIREMENT BENEFITS............................................................................22

VII.     DISABILITY BENEFITS.....................................................................................23
         7.1      DISABILITY BENEFITS............................................................................23
         7.2      TOTAL AND PERMANENT DISABILITY DETERMINED......................................................23

VIII.    PRE-RETIREMENT TERMINATION BENEFITS AND DETERMINATION OF VESTED INTEREST................................24
         8.1      NO BENEFITS UNLESS HEREIN SET FORTH............................................................24
         8.2      PRE-RETIREMENT TERMINATION BENEFIT.............................................................24


                                                            (ii)

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         8.3      DETERMINATION OF VESTED INTEREST...............................................................24
         8.4      CREDITING OF VESTING SERVICE...................................................................25
         8.5      FORFEITURE OF VESTING SERVICE..................................................................25
         8.6      FORFEITURES OF NONVESTED ACCOUNT BALANCE.......................................................25
         8.7      RESTORATION OF FORFEITED ACCOUNT BALANCE.......................................................26
         8.8      SPECIAL FORMULA FOR DETERMINING VESTED INTEREST FOR PARTIAL ACCOUNTS...........................26

IX.      DEATH BENEFITS..........................................................................................28
         9.1      DEATH BENEFITS.................................................................................28
         9.2      DESIGNATION OF BENEFICIARIES...................................................................28

X.       TIME AND FORM OF PAYMENT OF BENEFITS....................................................................29
         10.1     DETERMINATION OF BENEFIT COMMENCEMENT DATE.....................................................29
         10.2     FORM OF PAYMENT AND PAYEE......................................................................30
         10.3     DIRECT ROLLOVER ELECTION.......................................................................31
         10.4     UNCLAIMED BENEFITS.............................................................................31
         10.5     CLAIMS REVIEW..................................................................................31

XI.      IN-SERVICE WITHDRAWALS..................................................................................33
         11.1     IN-SERVICE WITHDRAWALS.........................................................................33
         11.2     RESTRICTION ON IN-SERVICE WITHDRAWALS..........................................................34

XII.     LOANS...................................................................................................36
         12.1     ELIGIBILITY FOR LOAN...........................................................................36
         12.2     MAXIMUM LOAN...................................................................................36
         12.3     OPERATION OF ARTICLE...........................................................................36

XIII.    ADMINISTRATION OF THE PLAN..............................................................................37
         13.1     THE COMMITTEE-PLAN ADMINISTRATION..............................................................37
         13.2     ORGANIZATION OF COMMITTEE......................................................................37
         13.3     AGENTS FOR PROCESS.............................................................................37
         13.4     THE NAMED FIDUCIARIES..........................................................................37
         13.5     SELF-INTEREST OF MEMBERS.......................................................................37
         13.6     COMPENSATION AND BONDING.......................................................................37
         13.7     COMMITTEE POWERS AND DUTIES....................................................................37
         13.8     EMPLOYER TO SUPPLY INFORMATION.................................................................39
         13.9     TEMPORARY RESTRICTIONS.........................................................................39
         13.10    INDEMNIFICATION................................................................................39

XIV.     TRUSTEE AND ADMINISTRATION OF TRUST FUND................................................................40
         14.1     APPOINTMENT, RESIGNATION, REMOVAL, AND REPLACEMENT OF TRUSTEE..................................40
         14.2     TRUST AGREEMENT................................................................................40
         14.3     PAYMENT OF EXPENSES............................................................................40
         14.4     TRUST FUND PROPERTY............................................................................40
         14.5     DISTRIBUTIONS FROM PARTICIPANTS' ACCOUNTS......................................................40
         14.6     PAYMENTS SOLELY FROM TRUST FUND................................................................40
         14.7     NO BENEFITS TO THE EMPLOYER....................................................................41


                                                           (iii)

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XV.      FIDUCIARY PROVISIONS....................................................................................42
         15.1     ARTICLE CONTROLS...............................................................................42
         15.2     GENERAL ALLOCATION OF FIDUCIARY DUTIES.........................................................42
         15.3     FIDUCIARY DUTY.................................................................................42
         15.4     DELEGATION OF FIDUCIARY DUTIES.................................................................43
         15.5     INVESTMENT MANAGER.............................................................................43

XVI.     AMENDMENTS..............................................................................................44
         16.1     RIGHT TO AMEND.................................................................................44
         16.2     LIMITATION ON AMENDMENTS.......................................................................44

XVII.    DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION, PARTIAL TERMINATION, AND MERGER OR CONSOLIDATION..........45
         17.1     RIGHT TO DISCONTINUE CONTRIBUTIONS, TERMINATE, OR PARTIALLY TERMINATE..........................45
         17.2     PROCEDURE IN THE EVENT OF DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION, OR PARTIAL
                  TERMINATION....................................................................................45
         17.3     MERGER, CONSOLIDATION, OR TRANSFER.............................................................45

XVIII.   PARTICIPATING EMPLOYERS.................................................................................46
         18.1     DESIGNATION OF OTHER EMPLOYERS.................................................................46
         18.2     SINGLE PLAN....................................................................................46

XIX.     MISCELLANEOUS PROVISIONS................................................................................47
         19.1     NOT CONTRACT OF EMPLOYMENT.....................................................................47
         19.2     ALIENATION OF INTEREST FORBIDDEN...............................................................47
         19.3     UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT REQUIREMENTS.........................47
         19.4     PAYMENTS TO MINORS AND INCOMPETENTS............................................................47
         19.5     ACQUISITION AND HOLDING OF COMPANY STOCK.......................................................47
         19.6     PARTICIPANT'S AND BENEFICIARY'S ADDRESSES......................................................47
         19.7     INCORRECT INFORMATION, FRAUD, CONCEALMENT, OR ERROR............................................48
         19.8     CONVERSATIONS PERTAINING TO THE PLAN...........................................................48
         19.9     SEVERABILITY...................................................................................48
         19.10    JURISDICTION...................................................................................48

XX.      TOP-HEAVY STATUS........................................................................................49
         20.1     ARTICLE CONTROLS...............................................................................49
         20.2     DEFINITIONS....................................................................................49
         20.3     TOP-HEAVY STATUS...............................................................................50
         20.4     TOP-HEAVY CONTRIBUTION.........................................................................51
         20.5     TERMINATION OF TOP-HEAVY STATUS................................................................51
         20.6     EFFECT OF ARTICLE..............................................................................52


                                                            (iv)



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                         I. DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNT(S): A Participant's Before-Tax Account, Employer Contribution Account, After-Tax Account, and/or Rollover Contribution Account, including the amounts credited thereto.

(2)      ACT:  The Employee Retirement Income Security Act of 1974, as amended.

(3) AFTER-TAX ACCOUNT: An individual account for each Participant, which was credited with his after tax contributions made by the Participant prior to January 1, 1992, and which reflects such Account's changes in value as provided in Section 4.3. Prior to the Effective Date, separate accounts were maintained under the Plan known as the "Basic Contributions Account" and "Supplemental Contributions Account," which have been combined as of the Effective Date into the After-Tax Account.

(4) BEFORE-TAX ACCOUNT: An individual account for each Participant, which is credited with the Before-Tax Contributions made by the Employer on such Participant's behalf and the Employer Safe Harbor Contributions, if any, made on such Participant's behalf pursuant to Section 3.5 to satisfy the restrictions set forth in Section 3.1(e), and which reflects such Account's changes in value as provided in Section 4.3. Prior to the Effective Date, the Before-Tax Account was known as the "Deferred Compensation Contributions Account."

(5) BEFORE-TAX CONTRIBUTIONS: Contributions made to the Plan by the Employer on a Participant's behalf in accordance with the Participant's elections to defer Compensation under the Plan's qualified cash or deferred arrangement as described in Section 3.1.

(6) BENEFIT COMMENCEMENT DATE: With respect to each Participant or beneficiary, the date such Participant's or beneficiary's benefit is paid to him from the Trust Fund as determined in accordance with
         Section 10.1.

(7)      CODE:  The Internal Revenue Code of 1986, as amended.

(8)      COMMITTEE:  The Forest Oil Corporation Employee Benefits Committee.

(9)      COMPANY:  Forest Oil Corporation.

(10)     COMPANY STOCK:  The common stock of Forest Oil Corporation.

(11) COMPENSATION: The total of an Employee's regular or base compensation and regularly scheduled overtime pay received from the Employer by a Participant while a Participant for services actually rendered or labor performed for the Employer determined prior to reduction thereof for elective deferrals made by the Employer on behalf of the Employee to a Plan or arrangement described in section 125 or 401(k) of the Code and subject to the limitations described in paragraph (C) below. "Compensation" shall not include any other overtime pay, discretionary bonuses or other extra compensation (such as money expense reimbursement or benefits provided under any Company sponsored employee benefit program). Notwithstanding the preceding provisions of this Section 1.1(11), for purposes of allocating the Employer Discretionary Contribution for any Plan Year pursuant to Section 3.4, "Compensation" shall mean the total of all wages, salaries, fees for professional service and other amounts received in cash or in kind by a Participant for services actually rendered or labor performed for the Employer while a Participant to the extent such amounts are includable in gross income, subject to the following adjustments and limitations:

         (A)      The following shall be excluded:

                  (i)      Reimbursements and other expense allowances;

                  (ii)     Cash and noncash fringe benefits;

                  (iii)    Moving expenses;

                  (iv) Employer contributions to or payments from this or any other deferred compensation program, whether such program is qualified under section 401(a) of the Code or nonqualified;

                  (v)      Welfare benefits;

                  (vi) Amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code;

                  (vii)    Amounts realized at the time property described in
                           section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture;

                  (viii) Amounts realized as a result of an election described in section 83(b) of the Code;

                  (ix) Any amount realized as a result of a disqualifying disposition within the meaning of section 421(a) of the Code; and

                  (x) Any other amounts that receive special tax benefits under the Code but are not hereinafter included.

         (B)      The following shall be included:

                  (i) Elective contributions made on a Participant's behalf by the Employer that are not includable in income under section 125, section 402(e)(3), section 402(h), or section 403(b) of the Code and any amounts that are not includable in the gross income of a Participant under a salary reduction agreement by reason of the application of section 132(f) of the Code;

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                  (ii)     Compensation deferred under an eligible deferred
                           compensation plan within the meaning of section 457(b) of the Code; and

                  (iii) Employee contributions described in section 414(h) of the Code that are picked up by the employing unit and are treated as employer contributions.

         (C) The Compensation of any Participant taken into account for purposes of the Plan shall be limited to $170,000 for any Plan Year with such limitation to be:

                  (i)      Adjusted automatically to reflect any amendments to
                           section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code; and

                  (ii) Prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

(12) CONTROLLED ENTITY: Each corporation that is a member of a controlled group of corporations, within the meaning of section 414(b) of the Code, of which the Employer is a member, each trade or business (whether or not incorporated) with which the Employer is under common control, within the meaning of section 414(c) of the Code, and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Employer is a member.

(13) DIRECT ROLLOVER: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

(14)     DIRECTORS:  The Board of Directors of the Company.

(15) DISTRIBUTEE: Each (A) Participant entitled to an Eligible Rollover Distribution, (B) Participant's surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Participant who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

(16) EFFECTIVE DATE: August 1, 2001, as to this restatement of the Plan, except (A) as otherwise indicated in specific provisions of the Plan and (B) that provisions of the Plan required to have an earlier effective date by applicable statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation and shall apply, as of such required effective date, to any plan merged into this Plan. The original effective date of the Plan was June 1, 1981.

(17) ELIGIBLE EMPLOYEE: Each Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan, (B) a nonresident alien who receives no earned income from the Employer that constitutes income from sources within the United States, (C) a Leased Employee, (D) an individual who is deemed to be an Employee pursuant to Treasury regulations issued under section 414(o) of the Code,
         and (E) an Employee who has waived participation in the Plan through any means including, but not limited to, an Employee whose employment is governed by a written agreement with the Employer (including an offer letter setting forth the terms and conditions of employment) that provides that the Employee is not eligible to participate in the Plan (a general statement in the agreement, offer letter, or other communication stating that the Employee is not eligible for benefits shall be construed to mean that the Employee is not an Eligible Employee). Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor or other non-common law employee shall be eligible to become a Participant in the Plan. It is expressly intended that individuals not treated as common law employees by the Employer are to be excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees.

(18) ELIGIBLE RETIREMENT PLAN: (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions does, and under applicable law may, accept such Distributee's Eligible
         Rollover Distribution, and (B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

(19) ELIGIBLE ROLLOVER DISTRIBUTION: With respect to a Distributee, any distribution of all or any portion of the Accounts of a Participant other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (D) a loan treated as a distribution under section 72(p) of the Code and not excepted by section 72(p)(2), (E) a loan in default that is a deemed distribution, (F) any corrective distribution provided in Sections
         3.8 and 4.5(b), and (G) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability. Further, a distribution pursuant to Section 11.1(c) from the Before-Tax Account of a Participant who has not attained age 59 1/2 shall not constitute an Eligible Rollover Distribution.

(20) EMPLOYEE: Each (A) individual employed by the Employer and (B) Leased Employee.

(21) EMPLOYER: The Company and each entity that has been designated to participate in the Plan pursuant to the provisions of Article XVIII.

(22) EMPLOYER CONTRIBUTION ACCOUNT: An individual account for each Participant, which is credited with the sum of (A) the Employer Matching Contributions made on such

         Participant's behalf, (B) the Employer Discretionary Contributions, if any, made on such Participant's behalf pursuant to Section 3.4, and (C) the Employer Safe Harbor Contributions, if any, made on such Participant's behalf pursuant to Section 3.5 to satisfy the restrictions set forth in Section 3.3 and which reflects such Account's changes in value as provided in Section 4.3. Prior to the Effective Date, the Employer Contribution Account was known as the "Company Contributions Account."

(23) EMPLOYER CONTRIBUTIONS: The total of Employer Matching Contributions, Employer Discretionary Contributions, and Employer Safe Harbor Contributions.

(24) EMPLOYER DISCRETIONARY CONTRIBUTIONS: Contributions made to the Plan by the Employer pursuant to Section 3.4.

(25) EMPLOYER MATCHING CONTRIBUTIONS: Contributions made to the Plan by the Employer pursuant to Section 3.2.

(26) EMPLOYER SAFE HARBOR CONTRIBUTIONS: Contributions made to the Plan by the Employer pursuant to Section 3.5.

(27) EMPLOYMENT COMMENCEMENT DATE: The date on which an individual first performs an Hour of Service.

(28)     ENTRY DATE:  The first day of each calendar month.

(29) EXECUTIVE COMMITTEE: The Executive Committee of the Board of Directors of the Company.

(30) FORCENERGY PARTICIPANT: An individual who was a participant in the Forcenergy Plan immediately prior to the Effective Date and who became a Participant in the Plan on the Effective Date as a result of the merger of the Forcenergy Plan with and into the Plan on such date.

(31)     FORCENERGY PLAN:  The Forcenergy Employee 401(k) Plan.

(32) HIGHLY COMPENSATED EMPLOYEE: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the "Determination Year") and who:

         (A) Is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the "Look-Back Year"); or

         (B) Receives compensation (within the meaning of section 414(q)(4) of the Code; "compensation" for purposes of this Paragraph) in excess of $85,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year and is a member of the top 20% of Employees for the Look-Back Year (other than

                  Employees described in section 414(q)(5) of the Code) ranked on the basis of compensation received during the year.

         For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer and (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a "highly compensated employee" set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.

(33) HOUR OF SERVICE: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity as an Employee for the performance of duties or for reasons other than the performance of duties; provided, however, that no more than 501 Hours of Service shall be credited to an individual on account of any continuous period during which he performs no duties. Such Hours of Service shall be credited to the individual for the computation period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Controlled Entity. These Hours of Service shall be credited to the individual for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. The number of Hours of Service to be credited to an individual for any computation period shall be governed by 29 CFR Sections 2530.200b-2(b) and (c). Hours of Service shall also include any other hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law. Further, an individual's Hours of Service shall also include any hours required to be credited under section 414(n) of the Code and the applicable interpretative authority thereunder while such individual was a Leased Employee (or would have been a Leased Employee but for the requirements of clause (A) of the definition of such term set forth in Section 1.1(35)). In no event shall Hours of Service include any period of service with a corporation or other entity prior to the date it became a Controlled Entity or after it ceases to be a Controlled Entity except to the extent required by law.

(34) INVESTMENT FUND: Investment funds made available from time to time for the investment of plan assets as described in Article V.

(35) LEASED EMPLOYEE: Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that (A) such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and (B) such services are performed under primary direction or control by the Employer or a Controlled Entity.

(36) NORMAL RETIREMENT DATE: The date a Participant attains the age of sixty-five.

(37) ONE-YEAR BREAK-IN-SERVICE: Any Plan Year during which an individual has less than one Hour of Service. Solely for purposes of determining whether a One-Year Break-in-Service has occurred, an Hour of Service shall include each normal work hour, not otherwise credited in Section 1.1(33), during which an individual is absent from work by reason of the individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement. The Committee may in its discretion require, as a condition to the crediting of Hours of Service under the preceding sentence, that the individual furnish appropriate and timely information to the Committee establishing the reason for any such absence. Such Hours of Service shall be credited to the individual for the computation period in which the absence from work begins if such crediting is necessary to prevent the occurrence of a One-Year Break-in-Service in such computation period; otherwise such Hours of Service shall be credited to the individual in the next following computation period.

(38) PARTICIPANT: Each individual who (A) has met the eligibility requirements for participation in the Plan pursuant to Article II or
         (B) has made a Rollover Contribution in accordance with Section 3.8, but only to the extent provided in Section 3.8. For purposes of
         Article V only, the beneficiary of a deceased Participant and any alternate payee under a qualified domestic relations order (as defined in Section 19.2) shall have the rights of a Participant.

(39) PLAN: The Retirement Savings Plan of Forest Oil Corporation, as amended from time to time.

(40) PLAN YEAR: The twelve-consecutive month period commencing January 1 of each year.

(41) ROLLOVER CONTRIBUTION ACCOUNT: An individual account for an Eligible Employee, which is credited with the Rollover Contributions of such Employee, and which reflects such Account's changes in value as provided in Section 4.3. Prior to the Effective Date, the Rollover Contribution Account was known as the "Rollover Account."

(42) ROLLOVER CONTRIBUTIONS: Contributions made by an Eligible Employee pursuant to Section 3.8.

(43) TRUST: The trust(s) established under the Trust Agreement(s) to hold and invest contributions made under the Plan and income thereon, and from which the Plan benefits are distributed.

(44) TRUST AGREEMENT: The agreement(s) entered into between the Company and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.

(45) TRUST FUND: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Participants, together with all income, profits, and increments thereto.

(46) TRUSTEE: The trustee or trustees qualified and acting under the Trust Agreement at any time.

(47) VESTED INTEREST: The percentage of a Participant's Accounts which, pursuant to the Plan, is nonforfeitable.

(48) VESTING SERVICE: The measure of service used in determining a Participant's Vested Interest as determined in accordance with Sections 8.4 and 8.5.

         1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

         1.4 CONSTRUCTION. It is intended that the Plan be qualified within the meaning of section 401(a) of the Code and that the Trust be tax exempt under section 501(a) of the Code, and all provisions herein shall be construed in accordance with such intent.

                            II.     PARTICIPATION

         2.1 ELIGIBILITY. Each Eligible Employee shall be eligible to be a Participant upon the Entry Date coincident with or next following the later of his Employment Commencement Date or the date on which such Eligible Employee attains the age of eighteen. Notwithstanding the foregoing:

                  (a) An Eligible Employee who was a Participant in the Plan on the day prior to the Effective Date shall remain a Participant in this restatement thereof as of the Effective Date;

                  (b) An Eligible Employee who was a Participant in the Plan prior to a termination of employment shall remain a Participant upon his reemployment as an Eligible Employee;

                  (c) An Employee who has attained the age of eighteen but who has not become a Participant in the Plan because he was not an Eligible Employee shall become eligible to be a Participant in the Plan upon the later of (i) the date he becomes an Eligible Employee as a result of a change in his employment status or (ii) the first Entry Date upon which he would have become a Participant if he had been an Eligible Employee;

                  (d) An Eligible Employee who had not attained the age of eighteen prior to a termination of his employment shall become eligible to be a Participant upon the later of (i) the date of his reemployment or (ii) the first Entry Date following his attainment of age eighteen;

                  (e) An Eligible Employee who had met the age requirement of this Section to become a Participant in the Plan but who terminated employment prior to the Entry Date upon which he would have become a Participant shall become eligible to be a Participant upon the later of (i) the date of his reemployment or (ii) the Entry Date upon which he would have become a Participant if he had not terminated employment; and

                  (f) A Participant who ceases to be an Eligible Employee but remains an Employee shall continue to be a Participant but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee.

         2.2 ELECTION TO BECOME A PARTICIPANT. Participation in the Plan is voluntary. Any Eligible Employee may become a Participant upon the date on which he first becomes eligible pursuant to Section 2.1 by completing the enrollment procedures prescribed by the Committee within the time limits prescribed by the Committee. Any Eligible Employee who does not become a Participant upon the date on which he first becomes eligible may become a Participant as of any subsequent Entry Date after such Eligible Employee has completed the enrollment procedures prescribed by the Committee in the manner and within the time period prescribed by the Committee. The enrollment procedures prescribed by the Committee shall include a requirement that the Eligible Employee elect to defer Compensation pursuant to Section 3.1.

                            III.     CONTRIBUTIONS

         3.1  BEFORE-TAX CONTRIBUTIONS.

         (a) A Participant may elect to defer an integral percentage of from 1% to 15% (or such lesser percentage as may be prescribed from time to time by the Committee) of his Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan. A Participant's election to defer an amount of his Compensation pursuant to this Section shall be made by authorizing his Employer, in the manner prescribed by the Committee, to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The Compensation elected to be deferred by a Participant pursuant to this Section shall become a part of the Employer's Before-Tax Contributions and shall be allocated in accordance with Section 4.1(a). Compensation for a Plan Year not so deferred by a Participant shall be received by such Participant in cash.

         (b) A Participant's deferral election shall remain in force and effect for all periods following the effective date of such election (which shall be as soon as administratively feasible after the election is made) until modified or terminated or until such Participant terminates his employment or ceases to be an Eligible Employee. A Participant who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as of the first day of any calendar month, by communicating such new deferral election percentage to his Employer in the manner and within the time period prescribed by the Committee.

         (c) A Participant may cancel his deferral election, effective as of the first day of any calendar month, by communicating such cancellation to his Employer in the manner and within the time period prescribed by the Committee. A Participant who so cancels his deferral election may resume deferrals, effective as of the first day of any calendar month by communicating his new deferral election to his Employer in the manner and within the time period prescribed by the Committee.

         (d) In restriction of the Participants' elections provided in Paragraphs (a), (b), and (c) above, the Before-Tax Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts, and arrangements of the Employer on behalf of any Participant for any calendar year shall not exceed $10,500 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 402(g)(5) of the Code).

         (e) In further restriction of the Participants' elections provided in Paragraphs (a), (b), and (c) above, it is specifically provided that one of the "actual deferral percentage" tests set forth in section 401(k)(3) of the Code and the Treasury regulations and other guidance issued thereunder must be met in each Plan Year. Such testing shall utilize the prior year testing method as such term is defined in Internal Revenue Service Notice 98-1. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury regulation Section 1.401(m)-2(b)) occurs during a Plan Year, such multiple use shall be corrected in accordance with the provisions of Treasury regulation Section 1.401(m)-2(c); provided, however, that if such multiple use is not eliminated by making Employer Safe Harbor Contributions, then the "actual contribution percentages" of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of Section 3.8(c) and applicable Treasury regulations, so that there is no such multiple use.

         (f) If the Committee determines that a reduction of Compensation deferral elections made pursuant to Paragraphs (a), (b) and (c) above is necessary to insure that the restrictions set forth in Paragraph (d) or (e) above are met for any Plan Year, the Committee may reduce the elections of affected Participants on a temporary and prospective basis in such manner as the Committee shall determine.

         (g) As soon as administratively feasible following the end of each payroll period, but no later than the time required by applicable law, the Employer shall contribute to the Trust, as Before-Tax Contributions with respect to each Participant, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (f) above), by such Participant during such payroll period. Such contributions, as well as the contributions made pursuant to Sections 3.2, 3.4, and 3.5, shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412, and 417 of the Code.

         3.2 EMPLOYER MATCHING CONTRIBUTIONS. For each month, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount that equals 100% of the Before-Tax Contributions that were made pursuant to Section
3.1 on behalf of each of the Participants during such month and that were not in excess of 5% of each such Participant's Compensation for such month. At the sole discretion of the Executive Committee, Company Matching Contributions on behalf of Participants shall be made in cash, in whole shares of Company Stock, or in any combination of cash and whole shares of Company Stock.

         3.3 RESTRICTIONS ON EMPLOYER MATCHING CONTRIBUTIONS. In restriction of the Employer Matching Contributions hereunder, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401(m) of the Code and the Treasury regulations and other guidance issued thereunder must be met in each Plan Year. Such testing shall utilize the prior year testing method as such term is defined in Internal Revenue Service Notice 98-1. The Committee may elect, in accordance with applicable Treasury regulations, to treat Before-Tax Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement.

         3.4 EMPLOYER DISCRETIONARY CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Trust, as an Employer Discretionary Contribution, an additional amount as determined by the Executive Committee in its sole and exclusive discretion. If the Executive Committee has determined that an Employer Discretionary Contribution shall be made for any Plan Year, such contribution shall be made to the Trustee in cash, in whole shares of Company Stock, or in any combination of cash and whole shares of Company Stock (as determined by the Executive Committee in its sole discretion), as soon as practicable following the end of such Plan Year (and in no event later than the time prescribed by law (including extensions) for the filing of the Company's federal income tax return for its taxable year ending with or within the Plan
Year).

         3.5 EMPLOYER SAFE HARBOR CONTRIBUTIONS. In addition to the Employer Matching Contributions made pursuant to Section 3.2 and the Employer Discretionary Contribution made pursuant to Section 3.4, for each Plan Year, the Employer, in its discretion, may contribute to the Trust as a "safe harbor contribution" for such Plan Year the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 3.1(e) (with respect to certain restrictions on Before-Tax Contributions) and Section 3.3 (with respect to certain restrictions on Employer Matching Contributions). Amounts contributed in order to satisfy the restrictions set forth in Section 3.1(e) shall be considered "qualified matching contributions" (within the meaning of Treasury regulation Section 1.401(k)-1(g)(13)) for purposes of such Section, and amounts contributed in order to satisfy the restrictions set forth in Section 3.3 shall be considered Employer Matching Contributions for purposes of such Section.

         3.6 RETURN OF CONTRIBUTIONS. Anything to the contrary herein notwithstanding, the Employer's contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.2. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto, which net earnings shall be treated as a forfeiture in accordance with Section 4.2.

         3.7 DISPOSITION OF EXCESS DEFERRALS AND EXCESS CONTRIBUTIONS.

         (a) Anything to the contrary herein notwithstanding, any Before-Tax Contributions to the Plan for a calendar year on behalf of a Participant in excess of the limitations set forth in Section 3.1(d) and any "excess deferrals" from other plans allocated to the Plan by such Participant no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code, shall be distributed to such Participant not later than April 15 of the next following calendar year.

         (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Before-Tax Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Before-Tax Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(e), an excess amount shall be determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Employees in order of their highest actual deferral percentages in accordance with section 401(k)(8)(B)(ii) of the Code and the Treasury regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(k)(8)(C) of the Code and the Treasury regulations thereunder before the end of the next following Plan Year.

         (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer Matching Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Matching Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.3, an excess amount shall be determined by reducing Employer Matching Contributions made on behalf of Highly Compensated Employees in order of their highest contribution percentages in accordance with section 401(m)(6)(B)(ii) of the Code and Treasury regulations thereunder. Once determined, such excess shall be distributed to Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(m)(6)(C) of the Code and the Treasury regulations thereunder (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. Employer Matching Contributions which are not vested shall be forfeited pursuant to this Paragraph only if distribution of all vested Employer Matching Contributions is insufficient to meet the requirements of this Paragraph. If vested Employer Matching Contributions are distributed to a Participant and nonvested Employer Matching Contributions remain credited to such Participant's Accounts, such nonvested Employer Matching Contributions shall vest at the same rate as if such distribution had not been made.

         (d) In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

             (1) First, excess Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Employer Matching Contributions pursuant to
         Section 3.2 shall be distributed;

             (2) Next, excess Before-Tax Contributions that constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of Employer Matching Contributions pursuant to
         Section 3.2 shall be distributed;

             (3) Next, excess Before-Tax Contributions described in Paragraph
         (b) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

             (4) Next, excess Before-Tax Contributions described in Paragraph
         (b) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

             (5) Next, excess Employer Matching Contributions described in Paragraph (c) above shall be distributed (or, if forfeitable, forfeited); and

             (6) Finally, Employer Matching Contributions that relate to Before Tax Contributions that have been distributed pursuant to the provisions of Paragraph (2) or (4) above that were not distributed or forfeited pursuant to the provisions of Paragraph (5) above shall be forfeited.

         (d) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable

Treasury regulations. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 2 1/2 months after the end of the Plan Year.

         3.8  ROLLOVER CONTRIBUTIONS.

         (a) Qualified Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from certain individual retirement accounts or annuities or from an employees' trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code, but only if any such Rollover Contribution is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A Rollover Contribution of amounts that are "eligible rollover distributions" within the meaning of section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a "direct" Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Contribution Account of the Eligible Employee for whose benefit such Rollover Contribution is being made at the time provided in Section 4.2(g).

         (b) An Eligible Employee who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Participant in the Plan in accordance with Article II, shall become a Participant coincident with such Rollover Contribution; provided, however, that such Participant shall not have a right to defer Compensation or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article II.

                  IV.      ALLOCATIONS AND LIMITATIONS

         4.1  ALLOCATION OF CONTRIBUTIONS TO ACCOUNTS.

         (a) Before-Tax Contributions made by the Employer on a Participant's behalf shall be allocated to such Participant's Before-Tax Account.

         (b) Employer Matching Contributions made by the Employer on a Participant's behalf shall be allocated to such Participant's Employer Contribution Account.

         (c) The Employer Discretionary Contribution, if any, made pursuant to
Section 3.4 for a Plan Year shall be allocated to the Employer Contribution Accounts of the Participants who (1) were Eligible Employees on the last day of such Plan Year or (2) terminated employment during such Plan Year on or after Normal Retirement Date or by reason of total and permanent disability (as defined in Section 7.2) or death. The allocation to each such eligible Participant's Employer Contribution Account shall be that portion of such Employer Discretionary Contribution which is in the same proportion that such Participant's Compensation for such Plan Year bears to the total of all such Participants' Compensation for such Plan Year.

         (d) The Employer Safe Harbor Contribution, if any, made pursuant to
Section 3.5 for a Plan Year in order to satisfy the restrictions set forth in
Section 3.1(e) shall be allocated to the Before-Tax Accounts of Participants who (1) received an allocation of Before-Tax Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Participant individually referred to as an "Eligible Participant" for purposes of this Paragraph). Such allocation shall be made, first, to the Before-Tax Account of the Eligible Participant who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Participant, then to the Before-Tax Account of the Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Participant, and continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.4 has been reached as to all Eligible Participants. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Before-Tax Accounts of all Participants who were Eligible Employees during such Plan Year, with the allocation to each such Participant's Before-Tax Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Participant's Compensation for such Plan Year bears to the total of all such Participants' Compensation for such Plan Year.

         (e) The Employer Safe Harbor Contribution, if any, made pursuant to
Section 3.5 for a Plan Year in order to satisfy the restrictions set forth in
Section 3.3 shall be allocated to the Employer Contribution Accounts of Participants who (1) received an allocation of Employer Matching Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Participant individually referred to as an "Eligible Participant" for purposes of this Paragraph). Such allocation shall be made, first, to the Employer Contribution Account of the Eligible Participant who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Participant, then to the Employer Contribution Account of the Eligible Participant who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Participant, and continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section
4.4 has been reached as to all Eligible Participants. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Employer Contribution Accounts of all Participants who were Eligible Employees during such Plan Year, with the allocation to each such Participant's Employer Contribution Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Participant's Compensation for such Plan Year bears to the total of all such Participants' Compensation for such Plan Year.

         (f) If an Employer Safe Harbor Contribution is made in order to satisfy the restrictions set forth in both Section 3.1(e) and Section 3.3 for the same Plan Year, the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated (pursuant to Paragraph (d) above) prior to allocating the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section
3.3 (pursuant to Paragraph (e) above). In determining the application of the limitations set forth in Section 4.4 to the allocations of Employer Safe Harbor Contributions, all Annual Additions (as such term is defined in Section 4.4) to a Participant's Accounts other than Employer Safe Harbor Contributions shall be considered allocated prior to Employer Safe Harbor Contributions.

         (g) All contributions to the Plan shall be considered allocated to Participants' Accounts no later than the last day of the Plan Year for which they were made, as determined pursuant to Article III, except that, for purposes of Section 4.3, contributions shall be considered allocated to Participants' Accounts when received by the Trustee

         4.2 APPLICATION OF FORFEITURES. Any amounts that are forfeited under any provision hereof during a Plan Year shall be applied in the manner determined by the Committee to reduce Employer Matching Contributions and/or to pay expenses incident to the administration of the Plan and Trust. Prior to such application, forfeited amounts shall be held in suspense and invested in the Investment Fund or Funds designated from time to time by the Committee.

         4.3 VALUATION OF ACCOUNTS. All amounts contributed to the Trust Fund shall be invested as soon as administratively feasible following their receipt by the Trustee, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is invested from the time of receipt by the Trustee until the time of distribution.

         4.4 LIMITATIONS AND CORRECTIONS.

         (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

                  (1) "Annual Additions" of a Participant for any Limitation Year shall mean the total of (A) the Employer Contributions, Before-Tax Contributions, and forfeitures, if any, allocated to such Participant's Accounts for such year, (B) Participant's contributions, if any, (excluding any Rollover Contributions) for such year, and (C) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

                  (2) "415 Compensation" shall mean the total of all amounts paid by the Employer to or for the benefit of a Participant for services rendered or labor performed for the Employer which are required to be reported on the Participant's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), subject to the following adjustments and limitations:

                           (A)      The following shall be included:

                                    (i)   Elective deferrals (as defined in
                           section 402(g)(3) of the Code) from compensation to be paid by the Employer to the Participant;

                                    (ii)  Any amount which is contributed or
                           deferred by the Employer at the election of the Participant and which is not includable in the gross income of the Participant by reason of section 125 or 457 of the Code; and

                                    (iii) Any amounts that are not includable in
                           the gross income of a Participant under a salary reduction agreement by reason of the application of section 132(f) of the Code.

                           (B) The 415 Compensation of any Participant taken into account for purposes of the Plan shall be limited to $170,000 for any Plan Year with such limitation to be:

                                    (i)   Adjusted automatically to reflect any
                           amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code; and

                                    (ii)  Prorated for a Plan Year of less
                           than twelve months and to the extent otherwise required by applicable law.

                  (3) "Limitation Year" shall mean the Plan Year.

                  (4) "Maximum Annual Additions" of a Participant for any Limitation Year shall mean the lesser of (A) $35,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by section 415(d) of the Code) or (B) 25% of such Participant's 415 Compensation during such Limitation Year, except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Employer or a Controlled Entity that is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

         (b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Participant's Accounts for any Limitation Year exceed the Maximum Annual Additions for such Participant for such year. If as a result of a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions that would be credited to a Participant's Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Participant for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Participant's Accounts shall be disposed of as follows:

                  (1) First, any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Participant that would not have been considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto;

                  (2) Next, any such excess Annual Additions in the form of Before-Tax Contributions on behalf of such Participant that would have been considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto, and the Employer Matching Contributions that would have been allocated to such Participant's Accounts based upon such distributed Before-Tax Contributions shall be treated as a forfeiture; and

                  (3) Finally, any such excess Annual Additions in the form of Employer Discretionary Contributions shall, to the extent such amounts would otherwise have been allocated to such Participant's Accounts, be treated as a forfeiture.

         (c) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a "Controlled Entity" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Participant's Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Participant for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

         (d) If the Committee determines that a reduction of Compensation deferral elections pursuant to Section 3.1 is necessary to insure that the limitations set forth in this Section are met for any Plan Year, the Committee may reduce the elections of affected Participants on a temporary and prospective basis in such manner as the Committee shall determine.

                  V.         INVESTMENT OF ACCOUNTS

         5.1 INVESTMENT OF ACCOUNTS.

         (a) Subject to Section 5.2 below, each Participant shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Accounts shall be invested from among the Investment Funds made available from time to time by the Committee. A Participant may designate one of such Investment Funds for all the amounts allocated to his Accounts or he may split the investment of the amounts allocated to his Accounts among such Investment Funds in such increments as the Committee may prescribe. If a Participant fails to make a designation, then his Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

         (b) Subject to Section 5.2 below, a Participant may change his investment designation for future contributions to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

         (c) A Participant may elect to convert his investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.

         5.2 COMPANY STOCK.

         (a) Purchases, sales and contributions of Company Stock shall be handled in accordance with the rules and procedures set forth in this Section and such additional procedures as the Committee may establish from time to time in order to facilitate the effective administration of the Plan and to comply with applicable securities laws.

         (b) Company contributions made in cash shall be subject to Participant's investment elections pursuant to Section 5.1. Company contributions made in shares of Company Stock shall initially be invested in an Investment Fund consisting solely of Company Stock that is made available pursuant to Section 5.1(a).

         (c) Purchases and sales of Company Stock may be made in the open market or from the Company, as determined by the Committee, as soon as reasonably practicable after receipt by the Trustee of the necessary instructions and funds, at the fair market value of the Company Stock at the time of purchase or sale. Notwithstanding anything herein to the contrary, contributions of the Company Stock pursuant to Section 3.2 or 3.4 shall be made as determined by the Executive Committee. The shares of Company Stock contributed pursuant to Section
3.2 or 3.4 shall be valued in accordance with procedures established from time to time by the Committee in a uniform and nondiscriminatory manner.

         (d) Purchases for or contributions made on behalf of all Participants' Accounts considered in the aggregate will be made in full shares, valued in accordance with Section 5.2.(c) and the allocation of shares purchased for or contributed on behalf of each particular Participant's Account or Accounts will be made in full and fractional shares, allocated in the proportion that the amounts attributable to each Participant relating to the purchase or contribution bears to the total amount relating to the purchase or contribution.

         (e) A Participant may direct that any available cash or funds held for him under Section 5.1 be used to exercise any options, rights or warrants issued with respect to Company Stock in his Accounts. In the absence of such direction or sufficient funds, any such option, right or warrant for which there is a market shall be sold for the Participant's Account. Company Stock received by the Trustee by reason of a stock split, stock dividend, or recapitalization shall be appropriately allocated to the Accounts of each affected Participant.

         (f) Notwithstanding any other provision hereof, it is specifically provided that the Committee may direct the Trustee not to purchase Company Stock or other Company securities during any period in which such purchase is, in the opinion of counsel for the Company or the Committee, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Company Stock or other Company securities pursuant to an investment designation shall be invested in such other assets as the Committee may in its discretion determine, or, if directed by the Committee, the Trustee may hold such amounts uninvested for a reasonable period pending the purchase of such stock or securities.

         5.3 PASS-THROUGH VOTING OF COMPANY STOCK. To the extent permitted by section 404(a) of the Act, at each annual meeting and special meeting of the shareholders of the Company, a Participant may direct the voting of the number of whole shares of Company Stock attributable to his Accounts as of the record date for such meeting. The Committee shall cause to be forwarded to each such Participant copies of pertinent proxy solicitation material provided by the Company together with a request that such Participant provide the Trustee with confidential instructions as to the manner in which such shares are to be voted. Such request shall explicitly inform the Participant of the consequences of failure to vote. The Trustee shall vote such shares in accordance with such instructions and, as to any shares of Company Stock at any such meeting for which the Trustee has not received such voting instructions (the "Non-Voted Shares"), the Trustee shall not vote such shares; provided, however, that with respect to the Non-Voted Shares, the Committee shall have the authority to direct the Trustee to vote such shares in the manner determined by the Committee in its sole discretion if the Committee determines that it is required to provide such direction under the Act.

         5.4 RESPONSE TO TENDER OFFER. As soon as practicable after the commencement of a tender or exchange offer (an "Offer") for shares of Company Stock, the Committee shall use its reasonable best efforts to cause each Participant whose Accounts have allocated to them any shares of Company Stock to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender shares of Company Stock credited to his Accounts, to the extent permitted under the terms of such Offer. The Trustee shall follow the directions of each Participant, and the Trustee shall not tender shares for which no instructions are received. In soliciting such directions, the Committee shall cause each Participant to be explicitly informed that the failure to provide the Trustee with direction as to shares of Company Stock allocated to the Participant's Accounts shall be deemed an instruction not to tender such shares. In advising Participants of the terms of the Offer, the Committee may include statements from the Directors setting forth their position with respect to the Offer. The giving of instructions by a Participant to the Trustee to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such Participant's interest in the Plan solely by reason of the giving of such instructions and the Trustee's compliance therewith. The number of shares as to which a Participant may provide instructions shall be the total number of shares credited to his Accounts, whether or not such shares are vested, as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Committee which the Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender of shares of Company Stock shall be held, and any cash so received, shall be invested in short-term investments, for the account of the Participant with respect to whom shares were tendered pending any reinvestment by the Trustee, as directed by the Committee, consistent with the purposes of the Plan.

                  VI.          RETIREMENT BENEFITS

         6.1 RETIREMENT BENEFITS. A Participant who terminates his employment on or after his Normal Retirement Date shall be entitled to a retirement benefit, payable at the time and in the form provided in Article X, equal to the value of his Accounts on his Benefit Commencement Date. Any contribution allocable to a Participant's Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

                  VII.         DISABILITY BENEFITS

         7.1 DISABILITY BENEFITS. In the event a Participant's employment is terminated, and such Participant is totally and permanently disabled, as determined pursuant to Section 7.2, such Participant shall be entitled to a disability benefit, payable at the time and in the form provided in Article X, equal to the value of his Accounts on his Benefit Commencement Date. Any contribution allocable to a Participant's Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

         7.2 TOTAL AND PERMANENT DISABILITY DETERMINED. A Participant shall be considered totally and permanently disabled if the Committee determines, based on a written medical opinion (unless waived by the Committee as unnecessary) and other evidence satisfactory to the Committee, that such Participant is permanently incapable of satisfactorily performing his job for physical or mental reasons.

                  VIII.    PRE-RETIREMENT TERMINATION BENEFITS AND
                              DETERMINATION OF VESTED INTEREST

         8.1 NO BENEFITS UNLESS HEREIN SET FORTH. Except as set forth in this Article, upon termination of employment of a Participant prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death, such Participant shall acquire no right to any benefit from the Plan or the Trust Fund.

         8.2 PRE-RETIREMENT TERMINATION BENEFIT. Each Participant whose employment is terminated prior to his Normal Retirement Date for any reason other than total and permanent disability (as defined in Section 7.2) or death shall be entitled to a termination benefit, payable at the time and in the form provided in Article X, equal to his Vested Interest in the value of his Accounts on his Benefit Commencement Date. A Participant's Vested Interest in any contribution allocable to his Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

         8.3 DETERMINATION OF VESTED INTEREST.

         (a) A Participant shall have a 100% Vested Interest in his Before-Tax Account, After-Tax Account, and Rollover Contribution Account at all times.

         (b) A Participant's Vested Interest in his Employer Contribution Account shall be determined by such Participant's years of Vesting Service in accordance with the following schedule:



               YEARS OF VESTING SERVICE              VESTED INTEREST
               ------------------------              ---------------
                    0-1 years                              0%
                    2 years                               40%
                    3 years                               60%
                    4 years                               80%
                    5 years or more                       100%


The preceding notwithstanding, (i) with respect to any Participant who was a participant in the Plan on the day prior to the Effective Date, in no event shall such Participant's Vested Interest in his Employer Contribution Account after the Effective Date be less than his nonforfeitable interest in such Account on the day immediately preceding the Effective Date; (ii) any Forcenergy Participant shall have a 100% Vested Interest in his Employer Contribution Account at all times; and (iii) any Participant who was an Employee on December 7, 2000, and who is an Employee on the Effective Date shall have a 100% Vested Interest in his Employer Contribution Account at all times.

         (c) Paragraph (b) above notwithstanding, a Participant shall have a 100% Vested Interest in his Employer Contribution Account (1) upon the attainment of his Normal Retirement Date while employed by the Employer or a Controlled Entity, (2) upon the termination of his employment with the Employer at a time when he is totally and permanently disabled (as defined in Section 7.2), (3) upon the death of such Participant while an Employee, (4) upon satisfaction of the requirements for early retirement under the Forest Oil Corporation Pension Trust (if the Participant is a member thereof), or (5) if such Participant is an affected Participant, the occurrence of an event described in, under the conditions set forth in, Section 17.2.

         8.4 CREDITING OF VESTING SERVICE.

         (a) For the period preceding January 1, 2001, subject to the provisions of Section 8.5, an individual shall be credited with Vesting Service in an amount equal to all service credited to him for vesting purposes under the Plan as it existed on the day prior to such date.

         (b) For the Plan Year beginning on January 1, 2001, and all Plan Years thereafter, subject to the provisions of Section 8.5, the completion of one or more Hours of Service during any Plan Year shall constitute one year of Vesting Service.

         8.5 FORFEITURE OF VESTING SERVICE.

         (a) In the case of an individual who terminates employment at a time when he has a 0% Vested Interest in his Employer Contribution Account and who then incurs a number of consecutive One-Year Breaks-in-Service that equals or exceeds the greater of five years or his aggregate number of years of Vesting Service completed before such One-Year Breaks-in-Service, such individual's years of Vesting Service completed before such One-Year Breaks-in-Service shall be forfeited and completely disregarded in determining his years of Vesting Service.

         (b) In the case of a Participant who terminates employment with the Employer at a time when he has a Vested Interest in his Employer Contribution Account of more than 0% but less than 100% and who then incurs five or more consecutive One-Year Breaks-in-Service, such Participant's years of Vesting Service completed after such One-Year Breaks-in-Service shall be disregarded for purposes of determining such Participant's Vested Interest in any Plan benefits derived from Employer Contributions made on his behalf before such One-Year Breaks-in-Service, but his years of Vesting Service completed before such One-Year Breaks-in-Service shall not be disregarded in determining his Vested Interest in any Plan benefits derived from Employer Contributions made on his behalf after such One-Year Breaks-in-Service.

         (c) A Participant who terminates employment with the Employer at a time when he has a 100% Vested Interest in his Employer Contribution Account shall not forfeit any of his Vesting Service for purposes of determining such Participant's Vested Interest in any Plan benefits derived from Employer Contributions made on his behalf.

         8.6 FORFEITURES OF NONVESTED ACCOUNT BALANCE.

         (a) With respect to a Participant who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account that is less than 100% and either is not entitled to a distribution from the Plan or receives a distribution from the Plan of the balance of his Vested Interest in his Accounts in the form of a lump sum distribution, the nonvested portion of such terminated Participant's Employer Contribution Account as of his Benefit Commencement Date shall become a forfeiture as of his Benefit Commencement Date (or as of his date of termination of employment if no amount is payable from the Trust Fund on behalf of such Participant with such Participant being considered to have received a distribution of zero dollars on his date of termination of employment).

         (b) With respect to a Participant who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account less than 100% and who is not otherwise subject to the forfeiture provisions of Paragraph
(a) above (or Section 8.8 below), the nonvested portion of his Employer Contribution Account shall be forfeited as of the earlier of (1) the last day of the Plan Year during which the terminated Participant incurs his fifth consecutive One-Year Break-in-Service or (2) the date of the terminated Participant's death.

         8.7 RESTORATION OF FORFEITED ACCOUNT BALANCE. In the event that the nonvested portion of a terminated Participant's Employer Contribution Account becomes a forfeiture pursuant to Section 8.6, the terminated Participant shall, upon subsequent reemployment with the Employer prior to incurring five consecutive One-Year Breaks-in-Service, have the forfeited amount restored to such Participant's Employer Contribution Account, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if such Participant repays in cash an amount equal to the amount so distributed to him pursuant to Section 8.6 within five years from the date the Participant is reemployed. A reemployed Participant who was not entitled to a distribution from the Plan on his date of termination of employment shall be considered to have repaid a distribution of zero dollars on the date of his reemployment. Any such restoration shall be made the date of repayment. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Section shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored that would otherwise be available to be applied pursuant to Section 4.2. If such forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by forfeitures shall be provided by an additional Employer contribution (which shall be made without regard to current or accumulated earnings and profits). Any amounts repaid to the Plan by a Participant pursuant to this Section shall be subject to the same restrictions under the Plan as are the Account or Accounts from which such amounts were originally distributed. Repayment shall be permitted from an individual retirement account or individual retirement annuity if such individual retirement account or individual retirement annuity contains only amounts distributed to the Participant from the Plan and earnings thereon.

         8.8 SPECIAL FORMULA FOR DETERMINING VESTED INTEREST FOR PARTIAL ACCOUNTS. With respect to a Participant whose Vested Interest in his Employer Contribution Account is less than 100% and who makes a withdrawal from his Employer Contribution Account, the nonforfeitable portion of any amount remaining in his Employer Contribution Account shall be determined in accordance with the following formula:

                                 X=P(AB + D) - D

For purposes of applying the formula: X is the nonforfeitable portion of the Participant's Employer Contribution Account at the relevant time; P is the Participant's Vested Interest in his Employer Contribution Account at the relevant time; AB is the balance of the Participant's Employer Contribution Account at the relevant time; and D is the amount of the withdrawal. Upon his incurring five consecutive One-Year Breaks-in-Service, the forfeitable portion of a

Participant's Employer Contribution Account shall be forfeited as of the end of the Plan Year during which the Participant incurred his fifth such consecutive One-Year Break-in-Service if not forfeited earlier pursuant to the provisions of Section 8.6.

                  IX.      DEATH BENEFITS

         9.1 DEATH BENEFITS. Upon the death of a Participant while an Employee, the Participant's designated beneficiary shall be entitled to a death benefit, payable at the time and in the form provided in Article X, equal to the value of the Participant's Accounts on his Benefit Commencement Date. Any contribution allocable to a Participant's Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

         9.2 DESIGNATION OF BENEFICIARIES.

         (a) Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such Participant by execution and filing of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Participant who is married on the date of his death has designated an individual or entity other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such surviving spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Participant without spousal consent) or expressly permits such designation by the Participant without the requirement of further consent by such spouse, and
(C) is witnessed by a Plan representative (other than the Participant) or a notary public or (2) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such surviving spouse shall be irrevocable.

         (b) If no beneficiary designation is on file with the Committee at the time of the death of the Participant or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be as follows:

                  (1) If a Participant leaves a surviving spouse, his designated beneficiary shall be such surviving spouse; and

                  (2) If a Participant leaves no surviving spouse, his designated beneficiary shall be (A) such Participant's executor or administrator or (B) his heirs at law if there is no administration of such Participant's estate.

         (c) Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Participant is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by the Participant. The interest of such divorced spouse failing hereunder shall vest in the persons specified in Paragraph (b) above as if such divorced spouse did not survive the Participant.

                  X.       TIME AND FORM OF PAYMENT OF BENEFITS

         10.1 DETERMINATION OF BENEFIT COMMENCEMENT DATE.

         (a) Participant's Benefit Commencement Date shall be the date that is as soon as administratively feasible after the date the Participant or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII, or IX unless the Participant has been reemployed by the Employer or a Controlled Entity before such potential Benefit Commencement Date.

         (b) Unless (1) the Participant has attained age sixty-five or died, (2) the Participant consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), or (3) the Participant's Vested Interest in his Accounts is not in excess of $5,000, the Participant's Benefit Commencement Date shall be deferred to the date which is as soon as administratively feasible after the earlier of the date the Participant attains age sixty-five or the Participant's date of death, or such earlier date as the Participant may elect by written notice to the Committee prior to such date. No less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Participant of his right to defer his Benefit Commencement Date and shall describe the Participant's Direct Rollover election rights pursuant to Section 10.3 below.

         (c) A Participant's Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Participant attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer and all Controlled Entities.

         (d) A Participant's Benefit Commencement Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder and shall in no event be later than:

                  (1) April 1 of the calendar year following the later of (A) the calendar year in which such Participant attains the age of seventy and one-half or (B) the calendar year in which such Participant terminates his employment with the Employer and all Controlled Entities (provided, however, that clause (B) of this sentence shall not apply in the case of a Participant who is a "five-percent owner" (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains the age of seventy and one-half); and

                  (2) In the case of a benefit payable pursuant to Article IX,
         (A) if payable to other than the Participant's spouse, December 31 of the calendar year that contains the fifth anniversary of the Participant's date of death or (B) if payable to the Participant's spouse, the later of (i) December 31 of the calendar year that contains the fifth anniversary of the Participant's date of death or (ii) December 31 of the calendar year in which such Participant would have attained the age of seventy and one-half, unless such surviving spouse dies before the payment is made, in which case the Benefit Commencement Date may not be deferred beyond December 31 of the calendar year following the calendar year in which such surviving spouse dies.

The provisions of this Section notwithstanding, a Participant may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provisions of the Plan to the contrary. This shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

         (e) Subject to the provisions of Paragraph (d), a Participant's Benefit Commencement Date shall not occur unless the Article VI, VII, VIII, or IX event entitling the Participant (or his beneficiary) to a benefit constitutes a distributable event described in section 401(k)(2)(B) of the Code and shall not occur while the Participant is employed by the Employer or any Controlled Entity (irrespective of whether the Participant has become entitled to a distribution of his benefit pursuant to Article VI, VII, VIII, or IX).

         (f) Paragraphs (a), (b), and (c) above notwithstanding, but subject to the provisions of Paragraph (d) above, a Participant and the beneficiary of a Participant who dies prior to his Benefit Commencement Date, other than a Participant whose Vested Interest in his Accounts is not in excess of $5,000, must file a claim for benefits in the manner prescribed by the Committee before payment of his benefit will be made; provided, however, that a Participant who has attained the age of seventy and one-half but who has not filed a claim for benefits shall be paid the Vested Interest in his Accounts under the Plan in the form provided in Section 10.2 as soon as administratively practicable after reaching such age.

         10.2 FORM OF PAYMENT AND PAYEE.

         (a) Subject to the provisions of Paragraph (b) below, a Participant's benefit shall be provided from the balance of such Participant's Accounts under the Plan and shall be paid in cash in one lump sum on the Participant's Benefit Commencement Date. Except as provided in Section 19.4, the Participant's benefit shall be paid to the Participant unless the Participant has died prior to his Benefit Commencement Date, in which case the Participant's benefit shall be paid to his beneficiary designated in accordance with the provisions of Section 9.2.

         (b) Benefits shall be paid (or transferred pursuant to Section 10.3) in cash except that a Participant (or his designated beneficiary or legal representative in the case of a deceased Participant) may elect to have the portion of his Accounts invested in Company Stock paid (or transferred pursuant to Section 10.3) in full shares of Company Stock with any balance (including fractional shares of Company Stock) to be paid or transferred in cash. In addition, from the Effective Date through August 7, 2001, with respect to the balance in a Forcenergy Participant's Accounts that is attributable to his participation in the Forcenergy Plan, a Forcenergy Participant shall have the right to elect to receive an in-kind distribution of "Fund

Shares" (as defined in the Forcenergy Plan) if such Forcenergy Participant elects to receive such distribution in the form of a transfer pursuant to
Section 10.3 to a Fidelity Investments individual retirement account.

         10.3 DIRECT ROLLOVER ELECTION. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Participant pursuant to the Plan's loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee's Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than 100% of the Participant's Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Committee may require the Distributee to furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

         10.4 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited. The timing of such forfeiture shall comply with the time of payment rules described in Section
10.1. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 8.7.

         10.5 CLAIMS REVIEW.

         (a) In any case in which a claim for Plan benefits of a Participant or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days after receipt of such claim for Plan benefits (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period and the claimant is informed of such extension in writing within the original ninety-day period), which notice shall:

                  (1) State the specific reason or reasons for the denial or modification;

                  (2) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                  (3) Provide a description of any additional material or information necessary for the Participant, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

                  (4) Explain the Plan's claim review procedure described in Paragraph (b) below.

         (b) In the event a claim for Plan benefits is denied or modified, if the Participant, his beneficiary, or a representative of such Participant or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Participant, his beneficiary, or the representative of such Participant or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Participant, his beneficiary or the representative of such Participant or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant, beneficiary, or the representative of such Participant or beneficiary prior to the commencement of the extension period.

         (c) Any legal action with respect to a claim for Plan benefits must be filed no later than one year after the later of (1) the date the claim is denied by the Committee or (2) if a review of such denial is requested pursuant to the provisions of Paragraph (b) above, the date of the final decision by the Committee with respect to such request.

                            XI.     IN-SERVICE WITHDRAWALS

         11.1 IN-SERVICE WITHDRAWALS.

         (a) A Participant who has not attained age fifty-nine and one-half may withdraw (i) first, from his After-Tax Account, an amount not exceeding the then value of such Account, (ii) second, from his Rollover Contribution Account, an amount not exceeding the then value of such Account, and (iii) third, from his Employer Contribution Account, an amount not exceeding his Vested Interest in the then value of such Account; provided, however, that, in the case of a Participant who has completed less than five years of Plan participation (which shall be determined by including years of participation in the Forcenergy Plan) at the time that a withdrawal pursuant to this clause (iii) is made, the amount remaining in his Employer Contribution Account after such withdrawal shall be at least equal to the aggregate amount of Employer Matching Contributions and Employer Discretionary Contributions made to that Account during the 24 calendar months preceding the date of the withdrawal.

         (b) A Participant who has attained age fifty-nine and one-half may withdraw (i) first, from his After-Tax Account, an amount not exceeding the then value of such Account, (ii) second, from his Rollover Contribution Account, an amount not exceeding the then value of such Account, (iii) third, from his Employer Contribution Account, an amount not exceeding his Vested Interest in the then value of such Account, and (iv) fourth, from his Before-Tax Account, an amount not exceeding the then value of such Account.

         (c) A Participant who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to the Paragraphs above and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to Article XII and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member may withdraw from his Employer Contribution Account and his Before-Tax Account amounts not to exceed the lesser of (1) such Participant's Vested Interest in such Accounts or
(2) the amount determined by the Committee as being available for withdrawal pursuant to this Paragraph. Such withdrawal shall come, first, from the Participant's Vested Interest in his Employer Contribution Account and, next, from his Before-Tax Account. For purposes of this Paragraph, financial hardship shall mean the immediate and heavy financial needs of the Participant. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Participant's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. The decision of the Committee shall be final and binding, provided that all Participants similarly situated shall be treated in a uniform and nondiscriminatory manner. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is for:

                  (1) Expenses for medical care described in section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

                  (2) Costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

                  (3) Payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Participant or the Participant's spouse, children, or dependents (as defined in section 152 of the Code);

                  (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                  (5) Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

The above notwithstanding, (1) withdrawals under this Paragraph from a Participant's Before-Tax Account shall be limited to the sum of the Participant's Before-Tax Contributions to the Plan, plus income allocable thereto and credited to the Participant's Before-Tax Account as of December 31, 1988, less any previous withdrawals of such amounts, and (2) Employer Contributions after December 31, 1988, utilized to satisfy the restrictions set forth in Section 3.1(e), and income allocable thereto, shall not be subject to withdrawal. A Participant who makes a withdrawal from his Before-Tax Account under this Paragraph may not make elective contributions or employee contributions to the Plan or any other qualified or nonqualified plan of the Employer or any Controlled Entity for a period of twelve months following the date of such withdrawal. Further, such Participant may not make elective contributions under the Plan or any other plan maintained by the Employer or any Controlled Entity for such Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit set forth in
Section 3.1(d) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the withdrawal.

         11.2 RESTRICTION ON IN-SERVICE WITHDRAWALS.

         (a) All withdrawals pursuant to this Article shall be made in accordance with procedures established by the Committee.

         (b) Notwithstanding the provisions of this Article, not more than one withdrawal pursuant to Section 11.1(a) may be made in any one twelve month period, and no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan.

         (c) If a Participant's Account from which a withdrawal is made is invested in more than one Investment Fund, then the withdrawal shall be made pro rata from each Investment Fund in which such Account is invested.

         (d) All withdrawals under this Article shall be paid in cash.

         (e) Any withdrawal hereunder that constitutes an Eligible Rollover Distribution shall be subject to the Direct Rollover election described in
Section 10.3.

         (f) The Plan's recordkeeper may charge an administrative fee with respect to each withdrawal by a Participant under this Article. Such fee shall be in an amount determined from time to time by the recordkeeper, with the consent of the Committee. Such fee shall be charged to the Accounts of a Participant requesting a withdrawal under this Article.

         (g) This Article shall not be applicable to a Participant following termination of employment and the amounts in such Participant's Accounts shall be distributable only in accordance with the provisions of Article X.

                            XII.     LOANS

         12.1 ELIGIBILITY FOR LOAN. Upon application by (1) any Participant who is an Employee or (2) any Participant (A) who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan, (B) who is no longer employed by the Employer, who is a beneficiary of a deceased Participant, or who is an alternate payee under a qualified domestic relations order, as that term is defined in section 414(p)(8) of the Code, and (C) who retains an Account balance under the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a "Participant" for purposes of this Article), the Committee may in its discretion direct the Trustee to make a loan or loans to such Participant. Such loans shall be made pursuant to the Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

         12.2 MAXIMUM LOAN.

         (a) A loan to a Participant may not exceed 50% of the then value of such Participant's Vested Interest in his Accounts.

         (b) Paragraph (a) above to the contrary notwithstanding, no loan shall be made from the Plan to the extent that such loan would cause the total of all loans made to a Participant from all qualified plans of the Employer or a Controlled Entity ("Outstanding Loans") to exceed the lesser of:

                  (1) $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of Outstanding Loans during the one-year period ending on the day before the date on which the loan is to be made, over
         (B) the outstanding balance of Outstanding Loans on the date on which the loan is to be made); or

                  (2) one-half the present value of the Participant's nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity.

         12.3 OPERATION OF ARTICLE. The provisions of this Article shall be applicable to loans granted or renewed after the Effective Date. Loans granted or renewed under the Plan or the Forcenergy Plan on or prior to such date shall be governed by the provisions of the Plan or the Forcenergy Plan, respectively, as in effect prior to this amendment and restatement of the Plan.

                       XIII.      ADMINISTRATION OF THE PLAN

         13.1 THE COMMITTEE-PLAN ADMINISTRATION. The members of the Committee shall hold office at the pleasure of the Directors. For purposes of the Act, the Committee shall be the Plan "administrator." The Committee shall be responsible for establishing and implementing a funding policy consistent with the objectives of the Plan and the requirements of the Act.

         13.2 ORGANIZATION OF COMMITTEE. The Committee may elect a chairman and may adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. It may appoint agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that any dispute shall be determined by the Committee. The Committee may make its determinations with or without meetings. It may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee may constitute the action of the Committee.

         13.3 AGENTS FOR PROCESS. The Committee may select one of its members as agent of the Plan for the service of all process.

         13.4 THE NAMED FIDUCIARIES. The Committee and, solely with respect to directing the Trustee with respect to voting of Company Stock and responding to tender or exchange offers for shares of Company Stock as provided in Sections
5.3 and 5.4, the Participants, shall be the named fiduciaries under the Plan and Trust Agreement and shall be the only named fiduciaries thereunder.

         13.5 SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         13.6 COMPENSATION AND BONDING. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

         13.7 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

                  (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

                  (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan, and, in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

                  (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem expedient in its discretion to effectuate the purposes of the Plan;

                  (d) To instruct the Trustee as to all distributions from the Trust Fund, in accordance with the provisions of the Plan, and to have such other powers in the administration of the Trust Fund as may be conferred upon it by the Trust Agreement;

                  (e) To determine in its discretion all questions relating to eligibility;

                  (f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

                  (g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

                  (h) To furnish the Employer any information necessary for the preparation of such Employer's tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;

                  (i) To require and obtain from the Employer and the Participants and their beneficiaries any information or data that the Committee determines is necessary for the proper administration of the Plan;

                  (j) To instruct the Trustee as to the loans to Participants pursuant to the provisions of Article XII;

                  (k) To maintain the records of the Plan (except records of the Trust Fund);

                  (l) To receive and review reports from the Trustee and from investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements;

                  (m) To select the Investment Funds to be maintained pursuant to Article V, and to appoint investment managers pursuant to Section 15.5;

                  (n) To designate entities as participating Employers under the Plan; and

                  (o) To adjust the account of any Participant or former Participant in order to correct errors and rectify omissions in such manner as the Committee believes will best result in the equitable and non-discriminatory administration of the Plan.

Any provisions of the Plan to the contrary notwithstanding, benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

         13.8 EMPLOYER TO SUPPLY INFORMATION. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant's Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

         13.9 TEMPORARY RESTRICTIONS. In order to ensure an orderly transition in the transfer of assets to the Trust Fund from another trust fund maintained under the Plan or from the trust fund of a plan that is merging into the Plan or transferring assets to the Plan, the Committee may, in its discretion, temporarily prohibit or restrict withdrawals, loans, changes to contribution elections, changes of investment designation of future contributions, transfers of amounts from one Investment Fund to another Investment Fund, or such other activity as the Committee deems appropriate; provided that any such temporary cessation or restriction of such activity shall be in compliance with all applicable law.

         13.10 INDEMNIFICATION. The Company shall indemnify and hold harmless each member of the Committee and each Employee who is a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                  XIV.     TRUSTEE AND ADMINISTRATION OF TRUST FUND

         14.1 APPOINTMENT, RESIGNATION, REMOVAL, AND REPLACEMENT OF TRUSTEE. The Trustee shall be appointed, removed, and replaced by and in the sole discretion of the Directors.

         14.2 TRUST AGREEMENT. As a means of administering the assets of the Plan, the Company has entered into a Trust Agreement with The Charles Schwab Trust Company as Trustee. The administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee shall be governed by the Trust Agreement. The Trust Agreement may be amended from time to time as the Company and the Trustee deem advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan.

         14.3 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, direct expenses of the Employer and the Committee in the administration of the Plan, and the cost of furnishing any bond or security required of the Committee shall be paid by the Trustee from the Trust Fund, and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Participants and beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and (b) in the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an Employer or an association of Employers whose employees are Participants, or from an employee organization whose members are Participants, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

         14.4 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Participant, but the maintenance of an Account designated as the Account of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund.

         14.5 DISTRIBUTIONS FROM PARTICIPANTS' ACCOUNTS. Distributions from a Participant's Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Participant or for his benefit shall be debited to such Participant's Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

         14.6 PAYMENTS SOLELY FROM TRUST FUND. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

         14.7 NO BENEFITS TO THE EMPLOYER. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Employer other than those specifically given hereunder.

                  XV.      FIDUCIARY PROVISIONS

         15.1 ARTICLE CONTROLS. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

         15.5 GENERAL ALLOCATION OF FIDUCIARY DUTIES.

         (a) Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee and members of the Committee. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided herein and in the Trust Agreement, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan to the extent and in the manner provided herein and in the Trust Agreement. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

         (b) The allocation of responsibilities with respect to the Plan is intended to be mutually exclusive and there shall be no sharing of fiduciary responsibilities. Whenever one named fiduciary is required by the Plan or Trust Agreement to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

         15.3 FIDUCIARY DUTY. Each fiduciary under the Plan, including, but not limited to, the Committee as "named fiduciary," shall discharge his duties and responsibilities with respect to the Plan:

                  (a) Solely in the interest of the Participants, for the exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and Trust;

                  (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  (c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

                  (d) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as provided in section 4975 of the Code or section 406 of the Act.

         15.4 DELEGATION OF FIDUCIARY DUTIES. The Committee may appoint subcommittees, individuals, or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must specify in writing the powers or duties being delegated, and must be accepted in writing by the delegate. Upon such appointment, delegation, and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegate, as long as the delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.

         15.5 INVESTMENT MANAGER. The Committee may, in its sole discretion, appoint an "investment manager," with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

                  (a) The investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) not registered as an investment adviser under such act by reason of paragraph (1) of section 203A(a) of such act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (3) a bank, as defined in the Investment Advisers Act of 1940, or (4) an insurance company qualified to do business under the laws of more than one state; and

                  (b) Such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee does not violate any fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within the Committee's sole discretion.











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

                  XVI.      AMENDMENTS

         16.1 RIGHT TO AMEND. Subject to Section 16.2 and any other limitations contained in the Act or the Code, the Directors may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers. Specifically, but not by way of limitation, the Directors may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive.

         16.2 LIMITATION ON AMENDMENTS. No amendment of the Plan shall be made that would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment shall be made that would vary the Plan's exclusive purpose of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan or that would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made that would reduce any then nonforfeitable interest of a Participant. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

















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                  XVII.    DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION,
                         PARTIAL TERMINATION, AND MERGER OR CONSOLIDATION

         17.1 RIGHT TO DISCONTINUE CONTRIBUTIONS, TERMINATE, OR PARTIALLY TERMINATE. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Directors realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Directors shall have the right and the power to discontinue contributions to the Plan, terminate the Plan, or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination, or partial termination.

         17.2 PROCEDURE IN THE EVENT OF DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION, OR PARTIAL TERMINATION.

         (a) If the Plan is amended so as to permanently discontinue Employer Contributions, or if Employer Contributions are in fact permanently discontinued, the Vested Interest of each affected Participant shall be 100%, effective as of the date of discontinuance. In case of such discontinuance, the Committee shall remain in existence and all other provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

         (b) If the Plan is terminated or partially terminated, the Vested Interest of each affected Participant shall be 100%, effective as of the termination date or partial termination date, as applicable. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

         (c) Upon discontinuance of contributions, termination, or partial termination, any previously unallocated contributions and forfeitures shall be allocated among the Accounts of the Participants on such date of discontinuance, termination, or partial termination according to the provisions of Article IV. Accounts of the Participants shall continue to be adjusted for changes in value pursuant to Section 4.3 until the balances of the Accounts are distributed.

         (d) In the case of a termination or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Participant for whom the Plan is so terminated, or who is affected by such partial termination, to such Participant, subject to the time of payment, form of payment, and consent provisions of Article X.

         17.3 MERGER, CONSOLIDATION, OR TRANSFER. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Participant would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.



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                  XVIII.   PARTICIPATING EMPLOYERS

         18.1 DESIGNATION OF OTHER EMPLOYERS.

         (a) The Committee may designate any entity or organization eligible by law to participate in the Plan and the Trust as an Employer by written instrument delivered to the Secretary of the Company, the Trustee, and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the designated Employer only and shall become, as to such designated Employer and its Employees, a part of the Plan.

         (b) Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and Trust Agreement and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.

         (c) The provisions of the Plan and the Trust Agreement shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Directors alone and, in the case of Employers which are Controlled Entities, Employer Discretionary Contributions to be allocated pursuant to
Section 4.1(c) shall be allocated on an aggregate basis among the Participants employed by all Employers; provided, however, that each Employer shall contribute to the Trust Fund its share of the total Employer Discretionary Contribution for a Plan Year based on the Participants in its employ during such Plan Year.

         (d) Transfer of employment among Employers shall not be considered a termination of employment hereunder, and an Hour of Service with one shall be considered as an Hour of Service with all others.

         (e) Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart communicated in writing to the Secretary of the Company, the Trustee, and to the Committee, terminate its participation in the Plan and the Trust. Moreover, the Committee may, in its discretion, terminate an Employer's Plan and Trust participation at any time by written instrument delivered to the Secretary of the Company, the Trustee, and the designated Employer.

         18.2 SINGLE PLAN. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their beneficiaries.

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                  XIX.     MISCELLANEOUS PROVISIONS

         19.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be either a contract between the Employer and any person or consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

         19.2 ALIENATION OF INTEREST FORBIDDEN. Except as otherwise provided with respect to "qualified domestic relations orders" and certain judgments and settlements pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code, and, except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Participant or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any "qualified domestic relations order," including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

         19.3 UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT REQUIREMENTS. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

         19.4 PAYMENTS TO MINORS AND INCOMPETENTS. If a Participant or beneficiary entitled to receive a benefit under the Plan is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Participant or beneficiary for the account of such Participant or beneficiary. If no guardian or conservator has been appointed for such Participant or beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Participant or beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Employer, and any fiduciary of the Plan with respect to such benefit.

         19.5 ACQUISITION AND HOLDING OF COMPANY STOCK. The Plan is specifically authorized to acquire and hold up to 100% of its assets in Company Stock so long as Company Stock is a "qualifying employer security," as such term is defined in Section 407(d)(5) of the Act.

         19.6 PARTICIPANT'S AND BENEFICIARY'S ADDRESSES. It shall be the affirmative duty of each Participant to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Participant

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

fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Trustee, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.

         19.7 INCORRECT INFORMATION, FRAUD, CONCEALMENT, OR ERROR. Any contrary provisions of the Plan notwithstanding, if, because of a human or systems error, or because of incorrect information provided by or correct information failed to be provided by, fraud, misrepresentation, or concealment of any relevant fact (as determined by the Committee) by any person the Plan enrolls any individual, pays benefits under the Plan, incurs a liability or makes any overpayment or erroneous payment, the Plan shall be entitled to recover from such person the benefit paid or the liability incurred, together with all expenses incidental to or necessary for such recovery.

         19.8 CONVERSATIONS PERTAINING TO THE PLAN. To the extent permitted under applicable law and specifically disclosed in advance of each conversation, the Trustee may tape record conversations between it or its agents and persons acting on behalf of the Plan or a Participant or beneficiary to verify data on transactions.

         19.9 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. In such case, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         19.10 JURISDICTION. The situs of the Plan hereby created is Colorado. All provisions of the Plan shall be construed in accordance with the laws of Colorado except to the extent preempted by federal law.












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                  XX.      TOP-HEAVY STATUS

         20.1 ARTICLE CONTROLS. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

         20.2 DEFINITIONS. For purposes of this Article, the following terms and phrases shall have these respective meanings:

                  (a) ACCOUNT BALANCE: As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

                  (b) ACCRUED BENEFIT: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions that were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

                  (c) AGGREGATION GROUP: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                  (d) ASSUMPTIONS: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group that includes the Plan.

                  (e) DETERMINATION DATE: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

                  (f)        KEY EMPLOYEE: A "key employee" as defined in
         section 416(i) of the Code and the Treasury regulations thereunder.

                  (g) PLAN YEAR: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

                  (h)        REMUNERATION:  415 Compensation as defined in
         Section 4.4(a)(2).

                  (i) VALUATION DATE: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

         20.3 TOP-HEAVY STATUS. The Plan shall be deemed to be top-heavy for a Plan Year if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Participants who are Key Employees exceeds 60% of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered.

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

         20.4 TOP-HEAVY CONTRIBUTION.

         (a) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Participant who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

                  (1) The lesser of (A) 3% of such Participant's Remuneration for such Plan Year or (B) a percent of such Participant's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's Before-Tax Account and Employer Contribution Account for such Plan Year by such Key Employee's Remuneration; reduced by

                  (2) The amount of Employer Discretionary Contributions allocated to such Participant's Accounts for such Plan Year.

         (b) The minimum contribution required to be made for a Plan Year pursuant to this Section for a Participant employed on the last day of such Plan Year shall be made regardless of whether such Participant is otherwise ineligible to receive an allocation of the Employer's contributions for such Plan Year. The minimum contribution required to be made pursuant to this Paragraph shall also be made for an Eligible Employee who is not a Key Employee and who is excluded from participation in the Plan solely because of failing to make Before-Tax Contributions.

         (c) Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Participant who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Participant receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of the Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code.

         (d) Notwithstanding the foregoing, no contribution shall be made pursuant to this Section for a Plan Year with respect to a Participant who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Participant accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit that is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Section shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

         20.5 TERMINATION OF TOP-HEAVY STATUS. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined no longer to be top-heavy.

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         20.6 EFFECT OF ARTICLE. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.





























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         EXECUTED this 20th day of July, 2001.

                                            FOREST OIL CORPORATION




                                            By:  /s/ Joan C. Sonnen
                                            Name:  Joan C. Sonnen
                                            Title:  Vice President





























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